Exhibit 99.1

Safety Shot’s Highly Anticipated Wellness Beverage that Reduces Blood Alcohol Content Set to Launch First Week of December 2023 at www.DrinkSafetyShot.com & www.Amazon.com

●	Launch partner Advantage Solutions to promote Safety Shot—Advantage Solutions is the #1 marketing promotions agency in the U.S., manages over $80 billion annually in U.S. sales and works with clients including Anheuser-Busch, Spindrift, Costco, and Target
●	Current beverage launching December 2023 is a nutraceutical and does not require FDA approval
●	New study demonstrated Safety Shot reduced blood alcohol content within 30 minutes compared to control, with statistically significant results
●	Wholesale distribution to commence Q1 2024

JUPITER, FL – October 30, 2023 – Safety Shot Inc. (Nasdaq: SHOT) today announced the direct-to-consumer launch of Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity, in the first week of December 2023. The beverage will be available for retail purchase at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024.

Safety Shot’s launch is boosted by the Company’s engagement of Advantage Solutions, which deploys its expansive sales, marketing, and technology solutions to ramp and grow sales. Its customers include top beverage industry players Anheuser-Busch, Spindrift, and Keurig/Dr. Pepper, as well as the largest retailers in the U.S. including Costco, Target, Walmart, Kroger, Albertsons, top foodservice providers, and hospitality venues. Advantage Solutions manages over $80 billion in annual sales in the U.S. and has coverage across over 250,000 retails outlets in 35 countries.

Pushing the boundaries of innovation and wellness, Safety Shot is creating an exciting new product category—rapid alcohol detoxification—in the fast-growing $1.56 billion hangover remedies market which is projected to grow 14.6% from 2021 to 2028.

Safety Shot’s breakthrough patented formula accelerates the process of detoxifying the body of alcohol through a tailored selection of all natural vitamins, minerals, and nootropics that assist with rehydration and mental clarity. Through four distinct mechanisms of action (MOAs), Safety Shot targets the central nervous system (CNS), repairing all things that alcohol impairs: 1) sobers a person up; 2) prevents residual alcohol from being absorbed in the gut; 3) reduces the effects of alcohol that has been absorbed by the blood; and 4) maintains hydration—plus a fifth “feel good” component which no other drink or supposed remedy claims: improves mental and physical feeling of wellbeing.

A recent study of the nutraceutical functional beverage version of Safety Shot, set to launch in December, reduced blood alcohol content (BAC) within 30 minutes. The average reduction in percentage of BAC when Safety Shot was administered was 0.079 % BAC/hour compared to 0.01 % BAC/hour for the control group, which did not drink Safety Shot, with a statistically significant p-value of .02428. A larger double-blinded placebo-controlled trial has been initiated and the Company expects the results in December 2023. A more concentrated, prescription version of the Safety Shot formula is being developed as a detox product for alcohol poisoning.

1

“We’re very excited to launch Safety Shot through our multichannel strategy designed to dominate e-commerce, quickly win retail shelf space, and establish longstanding ties with key distribution and sales partners,” stated Safety Shot’s CEO Brian John. “Led by our executive managed team that has launched numerous successful brands and business and led sales into the billions at companies including Anheuser Busch, and supported Advantage Solutions as well as our growing roster of brand ambassador influencers, we are confident that Safety Shot will become a blockbuster product creating a new category in the beverage industry.”

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. The Company plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Safety Shot Media Contact:

Phone: 561-244-7100

Email: investors@safetyshotholdings.com

###

2